Exhibit 99.1

Molina Healthcare Reports Second Quarter 2014 Results

LONG BEACH, Calif.--(BUSINESS WIRE)--July 30, 2014--Molina Healthcare, Inc. (NYSE: MOH):

  Adjusted net income per diluted share, continuing operations,1 of $0.71.
  Net income per diluted share, continuing operations, of $0.16.
  Aggregate membership grew by 22% compared with second quarter of 2013.
  Total revenue of $2.3 billion, up 12% compared with first quarter of 2014; and up 44% compared with second quarter of 2013.
  General and administrative expense ratio declined sequentially to 8.4% in the second quarter of 2014, from 9.1% in the first quarter of 2014.
  Began serving members under fully integrated dual eligible pilot programs in California, Illinois and Ohio during the second quarter of 2014.

Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the second quarter of 2014.

“We are pleased that 2014 is unfolding as we anticipated,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc. “As we have stated in the past, the three key elements that remain critical to our success during the remainder of 2014 have not changed. These include revenue growth from new programs such as Medicaid expansion and the dual eligible Medicare Medicaid plans; the delivery of cost effective care to our chronically ill members, including the dual eligible; and the realization of administrative cost efficiencies. So far, 2014 has been a success in all three areas. Of course, we have much work left to do in 2014. Many factors outside of our direct control, such as the reimbursement of the Affordable Care Act’s Health Insurer Fee, are still not resolved. But we remain confident in the prospects for our company and take satisfaction from our progress this year.”

Overview of Financial Results, Continuing Operations

The Company previously reported that its first quarter results were adversely affected by delays in securing agreements for the reimbursement (including reimbursement for tax effect) of the Affordable Care Act’s Health Insurer Fee (ACA HIF) and delays in the recognition of quality related revenue. Those circumstances continued through the end of the second quarter of 2014.

Net income reported for the second quarter of 2014 and the six months ended June 30, 2014, would have been higher except for:

  ACA HIF not reimbursed by the Company’s state partners reduced earnings approximately $16 million, or $0.14 per diluted share, for the second quarter and $32 million, or $0.29 per diluted share, for the six months ended June 30, 2014 (per-share amounts for both periods on a GAAP and adjusted basis). The Company remains guardedly optimistic that it will secure reimbursement agreements with all of its state partners prior to the close of 2014.
  The Company’s non-recognition of a portion of the Texas health plan’s quality incentive program reduced earnings approximately $7 million, or $0.06 per diluted share, for the second quarter and $13 million, or $0.12 per diluted share, for the six months ended June 30, 2014 (per-share amounts for both periods on a GAAP and adjusted basis). The Company remains guardedly optimistic that it will be able to recognize most of its quality revenue in Texas prior to the close of 2014.

Second Quarter of 2014 Compared with the Second Quarter of 2013

The Company believes that the following items are of significance when comparing financial results from continuing operations for the second quarter of 2014 with the second quarter of 2013:

  Thus far in 2014, certain of the Company’s state partners have failed to reimburse it for the ACA HIF reduced revenue, representing approximately $16 million in the second quarter of 2014;
  Approximately $7 million of quality revenue was not recognized by the Company’s Texas health plan in the second quarter of 2014;
  The non-deductibility of ACA HIF resulted in a much higher effective tax rate in the second quarter of 2014 than in the second quarter of 2013; and
  A non-cash charge of approximately $4 million was recorded in the second quarter of 2013 in connection with the Company’s convertible senior notes offering in February 2013.

Net Income Per Share Guidance

The Company’s guidance for fiscal year 2014 remains unchanged and is as follows:

	Low End	High End
Net income per diluted share, continuing operations	$1.65	$2.15

Adjusted net income per diluted share, continuing operations	$4.00	$4.50

As previously stated, the underlying assumptions for fiscal year 2014 guidance include full reimbursement of ACA HIF and receipt of the Texas Health plan’s quality incentive program revenue, and exclude the effect of hepatitis C drugs such as Sovaldi.

Conference Call

The Company’s management will host a conference call and webcast to discuss its second quarter results at 5:00 p.m. Eastern time on Wednesday, July 30, 2014. The number to call for the interactive teleconference is (212) 231-2936. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Wednesday, July 30, 2014, through 6:00 p.m. on Thursday, July 31, 2014, by dialing (800) 633-8284 and entering confirmation number 21721183. A live broadcast of Molina Healthcare’s conference call will be available on the Company’s website, www.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation, Molina currently serves approximately 2.3 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at www.molinahealthcare.com.

Notes:

  Adjusted net income per diluted share, continuing operations, is a non-GAAP financial measure used by management as a supplemental metric in evaluating its financial performance, its financing and business decisions, and in forecasting and planning for future periods. This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is diluted net income per share, continuing operations. See below for reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

  uncertainties associated with the implementation of the Affordable Care Act, including the full grossed up reimbursement by states of the non-deductible health insurer fee, the expansion of Medicaid eligibility in the states that participate to previously uninsured populations unfamiliar with managed care, the implementation of state insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the impact of other federal or state health care and insurance reform measures, including the dual eligibles demonstration programs in California, Illinois, Michigan, Ohio, and South Carolina;
  newly FDA-approved drugs such as Sovaldi, Olysio, and other drugs for hepatitis C or other medical conditions that are exorbitantly priced but not factored into the calculation of our capitated rates for 2014;
  significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;
  management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;
  the accurate estimation of incurred but not paid medical costs across our health plans;
  retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;
  efforts by states to recoup previously paid amounts, including claims by the Washington Health Care Authority (HCA) that it overpaid our Washington health plan for certain claims related to psychotropic drugs and the Washington Community Options Program Entry System (COPES);
  the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, including the success of the proposal of Molina Medicaid Solutions in New Jersey;
  the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed, including the extension of the Louisiana contract of Molina Medicaid Solutions through 2015;
  government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;
  changes with respect to our provider contracts and the loss of providers;
  federal or state medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;
  the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures, including 2014 at-risk premium rules in the state of Texas;
  approval by state regulators of dividends and distributions by our health plan subsidiaries;
  changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
  high dollar claims related to catastrophic illness;
  the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings, including the litigation commenced against us by the state of Louisiana alleging that Molina Medicaid Solutions and its predecessors used an incorrect reimbursement formula for the payment of pharmaceutical claims;
  the relatively small number of states in which we operate health plans;
  our management of a portion of College Health Enterprises’ hospital in Long Beach, California;
  the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;
  the failure of a state in which we operate to renew its federal Medicaid waiver;
  an inadvertent unauthorized disclosure of protected health information;
  changes generally affecting the managed care or Medicaid management information systems industries;
  increases in government surcharges, taxes, and assessments;
  changes in general economic conditions, including unemployment rates;
  increasing consolidation in the Medicaid industry;
  and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 30, 2014, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

MOLINA HEALTHCARE, INC. UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Amounts in thousands, except net income per share)
Revenue:
Premium revenue	$2,167,142	$1,501,729	$4,107,479	$2,999,162
Service revenue	50,232	49,672	103,862	99,428
Premium tax revenue	70,120	46,883	121,813	83,883
Health insurer fee revenue (1)	19,662	–	38,358	–
Investment income	1,945	1,628	3,574	3,144
Other revenue	2,938	5,922	6,196	10,616
Total revenue	2,312,039	1,605,834	4,381,282	3,196,233
Operating expenses:
Medical care costs	1,934,299	1,294,706	3,655,957	2,582,621
Cost of service revenue	37,107	39,305	77,764	79,075
General and administrative expenses	193,239	161,479	381,326	302,757
Premium tax expenses	70,120	46,883	121,813	83,883
Health insurer fee expenses (1)	21,945	–	44,135	–
Depreciation and amortization	22,902	17,015	43,593	33,578
Total operating expenses	2,279,612	1,559,388	4,324,588	3,081,914
Operating income	32,427	46,446	56,694	114,319
Other expenses, net:
Interest expense	13,993	11,667	27,815	24,704
Other (income) expense, net	(9)	3,502	(53)	3,371
Total other expenses, net	13,984	15,169	27,762	28,075
Income from continuing operations before income tax expense	18,443	31,277	28,932	86,244
Income tax expense	10,702	15,481	16,357	39,926
Income from continuing operations	7,741	15,796	12,575	46,318
Income (loss) from discontinued operations, net of tax	70	8,775	(266)	8,168
Net income	$7,811	$24,571	$12,309	$54,486

Diluted net income per share:
Continuing operations	$0.16	$0.34	$0.26	$1.00
Discontinued operations	–	0.19	–	0.17
Diluted net income per share	$0.16	$0.53	$0.26	$1.17

Diluted weighted average shares outstanding	48,003	46,507	47,824	46,506

Operating Statistics, Continuing Operations:
Medical care ratio (2)	89.3%	86.2%	89.0%	86.1%
Service revenue ratio (3)	73.9%	79.1%	74.9%	79.5%
General and administrative expense ratio (4)	8.4%	10.1%	8.7%	9.5%
Premium tax ratio (2)	3.1%	3.0%	2.9%	2.7%
Effective tax rate	58.0%	49.5%	56.5%	46.3%

____________

(1) Health insurer fee expenses represent insurer fees levied by the federal government under the Affordable Care Act, which are not tax deductible. Associated revenues represent state and federal reimbursement of such fees (including the related income tax effect) for Medicaid and Medicare insurers.

(2) Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue.
(3) Service revenue ratio represents cost of service revenue as a percentage of service revenue.
(4) Computed as a percentage of total revenue.

MOLINA HEALTHCARE, INC. CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2014	Dec. 31, 2013
	(Amounts in thousands, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,027,351	$935,895
Investments	740,874	703,052
Receivables	473,514	298,935
Income taxes refundable	16,726	32,742
Deferred income taxes	19,518	26,556
Prepaid expenses and other current assets	93,862	42,484
Total current assets	2,371,845	2,039,664
Property, equipment, and capitalized software, net	317,630	292,083
Deferred contract costs	47,969	45,675
Intangible assets, net	88,493	98,871
Goodwill	230,738	230,738
Restricted investments	84,440	63,093
Auction rate securities	11,025	10,898
Deferred income taxes	4,075	–
Derivative asset	250,160	186,351
Other assets	45,654	35,564
	$3,452,029	$3,002,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$924,182	$669,787
Accounts payable and accrued liabilities	475,358	319,965
Deferred revenue	45,945	122,216
Current maturities of long-term debt	185,451	182,008
Total current liabilities	1,630,936	1,293,976
Convertible senior notes	425,709	416,368
Lease financing obligations	160,121	159,394
Lease financing obligations – related party	39,436	27,092
Deferred income taxes	–	580
Derivative liability	250,038	186,239
Other long-term liabilities	28,719	26,351
Total liabilities	2,534,959	2,110,000

Stockholders’ equity:
Common stock, $0.001 par value; 150,000 shares authorized; outstanding: 46,494 shares at June 30, 2014 and 45,871 shares at December 31, 2013	46	46
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares issued and outstanding	–	–
Additional paid-in capital	351,546	340,848
Accumulated other comprehensive income (loss)	40	(1,086)
Retained earnings	565,438	553,129
Total stockholders’ equity	917,070	892,937
	$3,452,029	$3,002,937

MOLINA HEALTHCARE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUING AND DISCONTINUED OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Amounts in thousands)
Operating activities:
Net income	$7,811	$24,571	$12,309	$54,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,660	22,108	65,654	43,907
Deferred income taxes	2,362	(22,139)	1,692	(22,155)
Stock-based compensation	4,860	7,729	10,456	12,150
Amortization of convertible senior notes and lease financing obligations	6,781	5,965	13,455	9,688
Other, net	3,271	7,421	1,723	10,010
Changes in operating assets and liabilities:
Receivables	(135,282)	(63,525)	(174,579)	(64,094)
Prepaid expenses and other assets	11,136	(11,292)	(66,887)	(22,856)
Medical claims and benefits payable	104,641	(25,658)	254,395	(29,043)
Accounts payable and accrued liabilities	75,280	14,879	177,497	(16,968)
Deferred revenue	(100,331)	(89,855)	(76,271)	(95,849)
Income taxes	11,374	552	16,016	8,976
Net cash provided by (used in) operating activities	24,563	(129,244)	235,460	(111,748)

Investing activities:
Purchases of investments	(226,159)	(456,139)	(368,304)	(532,151)
Sales and maturities of investments	179,278	73,773	326,648	149,420
Purchases of equipment	(19,882)	(24,062)	(37,670)	(35,229)
Increase in restricted investments	(1,241)	(1,818)	(15,622)	(12,834)
Other, net	(6,841)	(4,974)	(7,388)	(1,018)
Net cash used in investing activities	(74,845)	(413,220)	(102,336)	(431,812)

Financing activities:
Proceeds from issuance of 1.125% Notes, net of deferred financing costs	–	–	–	537,973
Proceeds from sale-leaseback transactions	–	158,694	–	158,694
Purchase of 1.125% Notes call option	–	–	–	(149,331)
Proceeds from issuance of warrants	–	–	–	75,074
Treasury stock purchases	–	–	–	(50,000)
Principal payments on term loan	–	(47,180)	–	(47,471)
Repayment of amounts borrowed under credit facility	–	–	–	(40,000)
Contingent consideration liabilities settled	(12,230)	–	(50,349)	–
Other, net	6,494	4,109	8,681	5,521
Net cash (used in) provided by financing activities	(5,736)	115,623	(41,668)	490,460
Net (decrease) increase in cash and cash equivalents	(56,018)	(426,841)	91,456	(53,100)
Cash and cash equivalents at beginning of period	1,083,369	1,169,511	935,895	795,770
Cash and cash equivalents at end of period	$1,027,351	$742,670	$1,027,351	$742,670

MOLINA HEALTHCARE, INC. UNAUDITED NON-GAAP FINANCIAL MEASURES

The Company uses two non-GAAP financial measures as supplemental metrics in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). The following table reconciles net income, which the Company believes to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Amounts in thousands)
Net income	$7,811	$24,571	$12,309	$54,486
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	28,292	22,108	54,206	43,907
Interest expense	13,993	11,667	27,815	24,704
Income tax expense	10,760	5,513	15,997	29,783
EBITDA	$60,856	$63,859	$110,327	$152,880

The second of these non-GAAP measures is adjusted net income, continuing operations (including adjusted net income per diluted share). The following table reconciles net income from continuing operations, which the Company believes to be the most comparable GAAP measure, to adjusted net income, continuing operations.

	Three Months Ended June 30,
	2014		2013
	(In thousands, except per diluted share amounts)
Net income, continuing operations	$7,741	$0.16	$15,796	$0.34
Adjustments, net of tax:
Depreciation, and amortization of capitalized software	14,614	0.30	10,875	0.23
Stock-based compensation	4,322	0.09	5,890	0.13
Amortization of convertible senior notes and lease financing obligations	4,272	0.09	3,758	0.08
Amortization of intangible assets	3,209	0.07	3,053	0.07
Change in fair value of derivatives, net	(5)	–	3,658	0.08
Adjusted net income, continuing operations	$34,153	$0.71	$43,030	$0.93

	Six Months Ended June 30,
	2014		2013
	(In thousands, except per diluted share amounts)
Net income, continuing operations	$12,575	$0.26	$46,318	$1.00
Adjustments, net of tax:
Depreciation, and amortization of capitalized software	27,612	0.58	21,554	0.46
Stock-based compensation	9,221	0.19	9,490	0.20
Amortization of convertible senior notes and lease financing obligations	8,477	0.18	6,103	0.13
Amortization of intangible assets	6,538	0.14	6,107	0.13
Change in fair value of derivatives, net	(6)	–	3,583	0.08
Adjusted net income, continuing operations	$64,417	$1.35	$93,155	$2.00

MOLINA HEALTHCARE, INC. UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP DATA, CONTINUING OPERATIONS

	June 30, 2014	March 31, 2014	Dec. 31, 2013	June 30, 2013
Ending Membership by Health Plan:
California	455,000	418,000	368,000	355,000
Florida (1)	58,000	91,000	89,000	81,000
Illinois	6,000	5,000	4,000	–
Michigan	244,000	218,000	213,000	215,000
New Mexico	195,000	183,000	168,000	92,000
Ohio	302,000	260,000	255,000	240,000
South Carolina (2)	119,000	126,000	–	–
Texas	247,000	246,000	252,000	266,000
Utah	83,000	80,000	86,000	87,000
Washington	461,000	434,000	403,000	413,000
Wisconsin	85,000	90,000	93,000	98,000
	2,255,000	2,151,000	1,931,000	1,847,000

Ending Membership by Program:
Temporary Assistance for Needy Families (TANF)	1,564,500	1,575,300	1,503,800	1,435,400
Aged, Blind or Disabled (ABD)	305,300	309,900	288,600	270,300
Medicaid Expansion (3)	232,300	133,000	–	–
Children’s Health Insurance Program (CHIP)	77,000	83,700	99,200	105,000
Medicare Special Needs Plans	44,000	41,400	39,400	36,300
Health Insurance Marketplaces (3)	18,300	7,700	–	–
Medicare-Medicaid Plan (MMP) - Integrated (4)	5,200	–	–	–
MMP - Medicare Opt Out (5)	8,400	–	–	–
	2,255,000	2,151,000	1,931,000	1,847,000

____________

(1) Enrollment at the Florida health plan declined between the first and second quarters of 2014 due to a reassignment of membership as part of the implementation of Florida’s Managed Medical Assistance program. The Company believes that enrollment at its Florida health plan will grow later in the year.

(2) The South Carolina health plan began serving members under the state of South Carolina’s new full-risk Medicaid managed care program effective January 1, 2014.
(3) Medicaid Expansion membership phased in, and Health Insurance Marketplaces became available for consumers to access coverage, beginning January 1, 2014.

(4) Medicare-Medicaid Plans (MMP) serve members who are dually eligible for Medicare and Medicaid. The Company’s MMP implementations in California and Illinois offered coverage beginning in April 2014 and Ohio beginning in June 2014.

(5) Medicare-Medicaid members who have elected to “opt out” of Medicare coverage and receive Medicaid only.

MOLINA HEALTHCARE, INC. UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA, CONTINUING OPERATIONS (In thousands, except percentages and per-member-per-month amounts)

	Three Months Ended June 30, 2014
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1,335	$398,071	$298.11	$324,923	$243.33	81.6%	$73,148
Florida	229	101,423	443.05	92,865	405.67	91.6	8,558
Illinois (3)	17	19,263	1,136.20	20,472	1,207.48	106.3	(1,209)
Michigan	702	185,337	264.18	163,392	232.89	88.2	21,945
New Mexico	617	267,994	434.57	240,151	389.42	89.6	27,843
Ohio	849	328,630	386.79	276,716	325.69	84.2	51,914
South Carolina	360	96,453	268.38	84,686	235.64	87.8	11,767
Texas	742	320,966	432.46	297,899	401.38	92.8	23,067
Utah	249	76,574	307.47	73,094	293.49	95.5	3,480
Washington	1,364	336,959	247.03	305,098	223.67	90.5	31,861
Wisconsin	256	36,925	144.42	33,143	129.63	89.8	3,782
Other (4)	–	(1,453)	–	21,860	–	–	(23,313)
	6,720	$2,167,142	$322.52	$1,934,299	$287.87	89.3%	$232,843

	Three Months Ended June 30, 2013
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1,055	$180,927	$171.58	$170,777	$161.96	94.4%	$10,150
Florida	238	61,837	260.61	51,915	218.80	84.0	9,922
Illinois	–	–	–	–	–	–	–
Michigan	648	167,485	258.40	141,859	218.86	84.7	25,626
New Mexico	275	84,449	307.20	68,253	248.28	80.8	16,196
Ohio	722	270,107	373.78	215,664	298.44	79.8	54,443
South Carolina	–	–	–	–	–	–	–
Texas	805	318,955	396.05	275,959	342.66	86.5	42,996
Utah	261	77,511	296.69	61,677	236.08	79.6	15,834
Washington	1,238	299,533	241.89	263,512	212.80	88.0	36,021
Wisconsin	293	37,740	128.79	31,185	106.43	82.6	6,555
Other (3)(4)	–	3,185	–	13,905	–	–	(10,720)
	5,535	$1,501,729	$271.30	$1,294,706	$233.91	86.2%	$207,023

____________ (1) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2) The MCR represents medical costs as a percentage of premium revenue.
(3) The Illinois health plan’s results prior to October 1, 2013, were insignificant and reported in “Other.”
(4) “Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

MOLINA HEALTHCARE, INC. UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA, CONTINUING OPERATIONS (In thousands, except percentages and per-member-per-month amounts)

	Six Months Ended June 30, 2014
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2,589	$675,713	$260.97	$562,267	$217.16	83.2%	$113,446
Florida	499	206,589	414.17	186,326	373.55	90.2	20,263
Illinois (3)	31	34,434	1,109.99	34,966	1,127.12	101.5	(532)
Michigan	1,350	358,833	265.81	298,712	221.27	83.2	60,121
New Mexico	1,166	493,062	423.00	436,560	374.53	88.5	56,502
Ohio	1,621	606,925	374.33	514,044	317.04	84.7	92,881
South Carolina	754	192,473	255.31	174,948	232.07	90.9	17,525
Texas	1,491	641,062	429.85	590,857	396.19	92.2	50,205
Utah	495	155,228	313.67	140,294	283.49	90.4	14,934
Washington	2,640	660,420	250.15	603,205	228.48	91.3	57,215
Wisconsin	530	75,453	142.48	61,952	116.99	82.1	13,501
Other (4)	–	7,287	–	51,826	–	–	(44,539)
	13,166	$4,107,479	$311.98	$3,655,957	$277.69	89.0%	$451,522

	Six Months Ended June 30, 2013
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2,056	$368,715	$179.36	$330,540	$160.79	89.6%	$38,175
Florida	461	120,001	260.38	101,319	219.84	84.4	18,682
Illinois	–	–	–	–	–	–	–
Michigan	1,300	334,042	256.96	288,607	222.01	86.4	45,435
New Mexico	549	168,449	307.08	140,402	255.95	83.3	28,047
Ohio	1,448	538,915	372.10	443,118	305.96	82.2	95,797
South Carolina	–	–	–	–	–	–	–
Texas	1,637	648,406	396.01	542,408	331.27	83.7	105,998
Utah	520	152,467	293.16	126,706	243.63	83.1	25,761
Washington	2,488	597,819	240.29	524,909	210.98	87.8	72,910
Wisconsin	493	64,864	131.53	54,849	111.22	84.6	10,015
Other (3)(4)	–	5,484	–	29,763	–	–	(24,279)
	10,952	$2,999,162	$273.85	$2,582,621	$235.81	86.1%	$416,541

____________ (1) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2) The MCR represents medical costs as a percentage of premium revenue.
(3) The Illinois health plan’s results prior to October 1, 2013, were insignificant and reported in “Other.”
(4) “Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

MOLINA HEALTHCARE, INC. UNAUDITED SELECTED FINANCIAL DATA (Dollars in thousands, except per-member-per-month amounts)

The following tables provide the details of the Company’s medical care costs from continuing operations for the periods indicated:

	Three Months Ended June 30,
	2014			2013
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$1,378,037	$205.08	71.2%	$879,865	$158.96	68.0%
Pharmacy	295,596	43.99	15.3	222,992	40.29	17.2
Capitation	176,817	26.31	9.1	138,409	25.00	10.7
Direct delivery	23,063	3.43	1.2	9,443	1.71	0.7
Other	60,786	9.06	3.2	43,997	7.95	3.4
	$1,934,299	$287.87	100.0%	$1,294,706	$233.91	100.0%

	Six Months Ended June 30,
	2014			2013
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,559,098	$194.38	70.0%	$1,746,620	$159.48	67.6%
Pharmacy	582,224	44.22	15.9	454,830	41.53	17.6
Capitation	346,256	26.30	9.5	278,733	25.45	10.8
Direct delivery	45,084	3.42	1.2	18,127	1.66	0.7
Other	123,295	9.37	3.4	84,311	7.69	3.3
	$3,655,957	$277.69	100.0%	$2,582,621	$235.81	100.0%

The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:

					June 30, 2014	Dec. 31, 2013
Fee-for-service claims incurred but not paid (IBNP)					$697,038	$424,173
Pharmacy payable					54,935	45,037
Capitation payable					29,560	20,267
Other					142,649	180,310
					$924,182	$669,787

MOLINA HEALTHCARE, INC. UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE

The Company’s claims liability includes an allowance for adverse claims development based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table shows the components of the change in medical claims and benefits payable from continuing and discontinued operations as of the periods indicated:

	Six Months Ended June 30,		Year Ended Dec. 31, 2013
	2014	2013
	(Dollars in thousands, except per-member amounts)
Balances at beginning of period	$669,787	$494,530	$494,530
Components of medical care costs related to:
Current period	3,693,730	2,647,083	5,434,443
Prior period	(37,131)	(62,757)	(52,779)
Total medical care costs	3,656,599	2,584,326	5,381,664

Change in non-risk provider payables	(83,044)	(10,888)	111,267
Payments for medical care costs related to:
Current period	2,891,174	2,235,617	4,932,195
Prior period	427,986	366,864	385,479
Total paid	3,319,160	2,602,481	5,317,674
Balances at end of period	$924,182	$465,487	$669,787

Benefit from prior period as a percentage of:
Balance at beginning of period	5.5%	12.7%	10.7%
Premium revenue, trailing twelve months	0.5%	1.1%	0.9%
Medical care costs, trailing twelve months	0.6%	1.2%	1.0%

Claims Data:
Days in claims payable, fee for service	46	38	43
Number of members at end of period	2,255,000	1,847,000	1,931,000
Number of claims in inventory at end of period	180,600	109,900	145,800
Billed charges of claims in inventory at end of period	$400,000	$200,400	$276,500
Claims in inventory per member at end of period	0.08	0.06	0.08
Billed charges of claims in inventory per member at end of period	$177.38	$108.50	$143.19
Number of claims received during the period	12,641,300	10,524,500	21,317,500
Billed charges of claims received during the period	$13,609,000	$10,477,900	$21,414,600

CONTACT:
Molina Healthcare, Inc.
Investor Relations:
Juan José Orellana, 562-435-3666, ext. 111143